UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 14, 2005

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3901 North First Street
San Jose, California 95134
(Address of principal executive offices) (Zip Code)

(408) 943-2600
(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 11, 2005, Cypress Semiconductor Corporation, a Delaware corporation (the “Cypress”), Summer Acquisition Corporation, a wholly owned subsidiary of Cypress, and SMaL Camera Technologies, Inc., a Delaware corporation and a developer of digital image solutions for various devices, including still and digital cameras, mobile devices and automotive vision systems (“SMaL”), entered into an Agreement and Plan of Merger. Pursuant to this merger agreement, Cypress acquired all of the capital stock of SMal in exchange for an aggregate of $42.5 million in cash ($4.25 million of which is subject to an escrow). Cypress also set aside additional cash for an employee bonus plan, which may be paid based on the satisfaction of certain performance and revenue milestones after the closing of the merger. The cash purchase price as well as the funds that may be paid under the cash bonus plan were or will be paid from the cash balance of Cypress. The amount of consideration paid for the outstanding capital stock of SMaL was determined through arms-length negotiation between Cypress and the former stockholders of SMaL together with their respective advisors. In addition, options held by SMaL employees to purchase SMaL’s common stock have been converted into options to purchase an aggregate of 338,246 shares of Cypress common stock. Upon consummation of the merger, which occurred on February 14, 2005, Summer Acquisition Corporation was merged with and into SMaL, and SMaL became a wholly-owned subsidiary of Cypress. Cypress currently intends to use the plant, equipment and other physical property of SMaL now beneficially owned by Cypress in substantially the same manner as it was used prior to the acquisition.

The foregoing description of the Agreement and Plan of Merger does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement and Plan of Merger, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 14, 2005, Cypress completed its acquisition of SMaL pursuant to the Agreement and Plan of Merger, as discussed in Item 1.01 above.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of businesses acquired.

Financial statements of SMaL, which are required to be filed pursuant this Item 9.01, shall be filed by an amendment to this current report on Form 8-K, as soon as practicable, but in no event later than 71 calendar days after the date of this report on Form 8-K.

(c) Exhibits.

2.1 Agreement and Plan of Merger by and among Cypress Semiconductor Corporation, SMaL Camera Technologies, Inc., Summer Acquisition Corporation, and, with respect to Articles VII and IX only, U.S. Bank, National Association, as escrow agent, and Allan Thygesen, as Securityholder Agent, dated February 11, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 15, 2005	By:	/s/ Emmanuel T. Hernandez
Emmanuel T. Hernandez
Chief Financial Officer, Executive Vice President, Finance and Administration

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Index to Exhibits

Exhibit	Description
2.1	Agreement and Plan of Merger by and among Cypress Semiconductor Corporation, SMaL Camera Technologies, Inc., Summer Acquisition Corporation, and, with respect to Articles VII and IX only, U.S. Bank, National Association, as escrow agent, and Allan Thygesen, as Securityholder Agent, dated February 11, 2005
99.1*	Financial Statements of SMaL Camera Technologies, Inc.

*	To be filed by amendment.

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